EXHIBIT NO. 5


              LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.




                                                                   March 4, 1999



Unitil Corporation
6 Liberty Lane West
Hampton, NH 03842

Ladies and Gentlemen:

     We have acted as counsel to Unitil Corporation, a New Hampshire corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") executed and filed for the purpose of registering under the Securities Act of 1933, as amended (the "1933 Act"), 350,000 shares of the Company's Common Stock, no par value (the "Common Stock"), to be issued pursuant to the Company's 1998 Stock Option Plan (the "Plan").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. As to any facts material to this opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of Company representatives.

     Based upon the foregoing examination, and subject to the limitations set forth below, we are of the opinion that the Common Stock, when issued by the Company upon exercise of the stock options pursuant to the Plan, will be validly issued, fully paid and nonassessable when:

     (a) the Registration Statement shall have become, and for so long as it shall remain, effective for the purpose of the issuance of the Common Stock; and

     (b) the consideration therefor provided for in the Plan has been received by the Company.





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Unitil Corporation
March 4, 1999
Page Two


     This opinion is rendered under and limited to the New Hampshire Business Corporation Act (without reference to "blue sky" matters) and the federal law of the United States. We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and in any amendments thereto. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.